Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

January 30, 2012

El Paso Corporation

1001 Louisiana Street

Houston, Texas 77002

Kinder Morgan, Inc.

500 Dallas St., Suite 1000

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to El Paso Corporation (“Company”), a Delaware corporation, in connection with the proposed (i) merger (the “First Merger”) of Sirius Merger Corporation (“Merger Sub One”), a Delaware corporation and direct, wholly owned subsidiary of Sirius Holdings Merger Corporation (“New EP”), a Delaware corporation and direct, wholly owned subsidiary of the Company, with and into the Company, (ii) conversion (the “LLC Conversion”) of the Company into a Delaware limited liability company, (iii) merger (the “Second Merger”) of Sherpa Merger Sub, Inc. (“Merger Sub Two”), a Delaware corporation and a direct, wholly owned subsidiary of Kinder Morgan, Inc. (“Parent”), a Delaware corporation, with and into New EP, and (iv) merger (the “Third Merger”) of New EP with and into Sherpa Acquisition, LLC (“Merger Sub Three”), a Delaware limited liability company and a direct, wholly owned subsidiary of Parent, in each case pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of October 16, 2011, by and among Parent, Merger Sub Two, Merger Sub Three, New EP, Merger Sub One and Company. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the information statement/proxy statement/prospectus forming a part thereof, we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Agreement, the Registration Statement, the information statement/proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that

El Paso Corporation

Kinder Morgan, Inc.

(i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the factual statements and representations made by Parent (on behalf of itself, Merger Sub Two and Merger Sub Three) and Company (on behalf of itself, New EP and Merger Sub One) in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Third Effective Time, and (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” or “in the belief of” any person or similarly qualified are and will be true, complete and correct without such qualification. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth in this letter and in the “Material U.S. Federal Income Tax Consequences of the Transactions” section of the Registration Statement, we are of the opinion that, under currently applicable United States federal income tax law:

1. (i) the First Merger and the LLC Conversion, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code, and (ii) the Second Merger and the Third Merger, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code;

2. holders of Company common stock who receive shares of New EP common stock in the First Merger in exchange for their shares of Company common stock will not recognize any gain or loss with respect to such exchange;

(a) each such holder’s aggregate adjusted tax basis in the shares of New EP common stock received in the First Merger will equal such holder’s aggregate adjusted tax basis in the shares of Company common stock surrendered in exchange therefor;

(b) each such holder’s holding period for the shares of New EP common stock received in the First Merger will include such holder’s holding period for the shares of Company common stock surrendered in exchange therefor;

3. holders of New EP common stock who receive Parent Class P common stock, warrants, and if applicable, cash (other than cash in lieu of a fractional share of Parent Class P common stock or fractional warrant) in the transactions in exchange for their shares of New EP common stock will recognize gain (but not loss) in an amount equal to the lesser of (i) the sum of the amount of cash (other than cash in lieu of a fractional share of Parent Class P common stock or fractional warrant) and the fair market value of the Parent Class P Common Stock and warrants received, minus the adjusted tax basis of the New EP common stock surrendered in exchange therefor, and (ii) the amount of cash (other than cash in lieu of a fractional share of Parent Class P common stock or fractional warrant) received;

El Paso Corporation

Kinder Morgan, Inc.

(a) each such holder’s aggregate adjusted tax basis in the shares of Parent Class P common stock and warrants received in the transactions (including any fractional share of Parent Class P common stock or fractional warrant deemed received and sold) will equal (x) such holder’s aggregate adjusted tax basis in the shares of New EP common stock surrendered in exchange therefor, (y) reduced by the amount of cash (other than cash in lieu of a fractional share of Parent Class P common stock or fractional warrant) received and (z) increased by the amount of gain, if any, recognized by such holder on the exchange (other than any gain recognized with respect to cash received in lieu of a fractional share of Parent Class P common stock or fractional warrant), and such aggregate basis will be allocated between the Parent Class P common stock and warrants received based on relative fair market values;

(b) each such holder’s holding period for the shares of Parent Class P common stock and warrants received in the transactions (including any fractional share of Parent Class P common stock or fractional warrant deemed received and sold) will include such holder’s holding period for the shares of New EP common stock surrendered in exchange therefor;

4. holders of New EP common stock who receive only warrants and cash (other than cash in lieu of a fractional warrant) in the transactions in exchange for their shares of New EP common stock will recognize gain or loss in an amount equal to the sum of the amount of cash (other than cash in lieu of a fractional warrant) and the fair market value of the warrants received, minus the adjusted tax basis of the New EP common stock surrendered in exchange therefor;

(a) each such holder’s aggregate adjusted tax basis in the warrants received in the transactions (including any fractional warrant deemed received and sold) will equal the fair market value thereof as of the effective time of the Second Merger;

(b) each such holder’s holding period for the warrants received in the transactions will begin one day after the effective time of the Second Merger;

5. holders of New EP common stock who receive cash in lieu of a fractional share of Parent Class P common stock or fractional warrant will recognize gain or loss equal to the difference between the cash received and the portion of the basis of the holder’s shares of New EP common stock allocable to such fractional share of Parent Class P common stock or fractional warrant.

Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or any inaccuracy in the statements, facts, assumptions or representations contained in the

El Paso Corporation

Kinder Morgan, Inc.

Agreement, the Registration Statement, the information statement/proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof) or the Officer’s Certificates may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Company or Parent of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz